As filed with the Securities and Exchange Commission on December 29, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Texas Pacific Land Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	75-0279735
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 2900

Dallas, Texas 75201

(Address of Principal Executive Offices)

2021 Incentive Plan

2021 Non-Employee Director Stock and Deferred Compensation Plan

(Full Title of the Plan)

Micheal W. Dobbs

SVP and General Counsel

Texas Pacific Land Corporation

1700 Pacific Avenue, Suite 2900

Dallas, Texas 75201

(Name and Address of Agent for Service)

(214) 969-5530

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Carol W. Sherman, Esq.

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

(212) 808-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                                                        ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value	85,000 (2)	$1,233.50	$104,847,500	$9,720

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for the Registrant’s common stock on December 21, 2021, as reported on the New York Stock Exchange.

(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement also relates to such indeterminate number of additional shares of common stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar capital structure, merger consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) will be sent or given to participants in the 2021 Incentive Plan (the “Incentive Plan”) or the 2021 Non-Employee Director Stock and Deferred Compensation Plan (the “Director Plan”), as applicable, of Texas Pacific Land Corporation, a Delaware corporation (the “Company”), by the Company as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are hereby incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 6, 2021;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 5, 2021;
•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 4, 2021;
•	our Current Report on Form 8-K filed with the SEC on April 7, 2021;
•	our Current Report on Form 8-K filed with the SEC on May 6, 2021 (filed portion only);
•	our Current Report on Form 8-K filed with the SEC on June 3, 2021;
•	our Current Report on Form 8-K filed with the SEC on October 29, 2021;
•	our Current Report on Form 8-K filed with the SEC on December 23, 2021;
•	the description of our common stock contained in our Registration Statement on Form 10-12B (File No. 001-39804), filed with the SEC under Section 12 of the Exchange Act on December 14, 2020 and amended on December 28, 2020; and
•	all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Texas Pacific Land Corporation, 1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, Attention: General Counsel, Telephone (214) 969-5530.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law (“DGCL”) as it existed when the amended and restated certificate of incorporation became effective on January 7, 2021. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, except: (a) for any breach of their duty of loyalty to us or our stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for unlawful payment of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit. Any amendment, repeal or modification of these provisions in the amended and restated certificate of incorporation will be prospective only and will not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify and hold harmless to the fullest extent permitted by law any person who becomes involved in any legal proceeding by reason of the fact that they are or were a director, trustee or officer of the Company or any predecessor in interest to the assets of the Company a (“predecessor”). Our amended and restated bylaws also provide that the Company will indemnify and advance expenses to any such covered person on the condition that such person will repay all amounts advanced if it is ultimately determined by a court that such person is not entitled to be indemnified.

Our amended and restated bylaws permit us to purchase and maintain insurance, at our expense, to protect ourselves and any person who is or was serving as a director, trustee, officer, employee or agent of the Company or any predecessor, regardless of whether we could have the power to indemnify such person against such expense, liability or loss under the DGCL, the amended and restated bylaws or otherwise.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. The indemnification agreements provide that the Company will indemnify, defend and hold harmless the indemnitees, to the fullest extent permitted by applicable law, against losses and expenses arising from the indemnitees becoming a party to any action or other legal proceeding related to their affiliation with the Company or any individual, entity or trust that was a predecessor in interest to the assets of the Company. Under the indemnification agreements, the Company has additionally undertaken to advance to the indemnitees, to the fullest extent permitted by applicable law, funds to pay for expenses related to such matters, including attorneys’ fees.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Kelley Drye & Warren LLP.
10.1	Texas Pacific Land Corporation 2021 Incentive Plan.
10.2	Form of Restricted Stock Award Agreement (Employees).
10.3	Texas Pacific Land Corporation 2021 Non-Employee Director Stock and Deferred Compensation Plan.
10.4	Form of Restricted Stock Award Agreement (Directors).
23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).
23.2	Consent of Lane Gorman Trubitt, LLC.
24	Powers of Attorney (included on the signature page hereof).

Item 9. Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of December, 2021.

TEXAS PACIFIC LAND CORPORATION
By:	/s/ Tyler Glover
Name: Tyler Glover Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Tyler Glover and Micheal W. Dobbs, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

/s/ Tyler Glover	Chief Executive Officer and Director	December 29, 2021
Tyler Glover	(Principal Executive Officer)

/s/ Chris Steddum	Chief Financial Officer	December 29, 2021
Chris Steddum	(Principal Financial Officer)

/s/ Stephanie Buffington	Chief Accounting Officer	December 29, 2021
Stephanie Buffington	(Principal Accounting Officer)

/s/ David E. Barry	Director	December 29, 2021
David E. Barry

/s/ Donald G. Cook	Director	December 29, 2021
Donald G. Cook

/s/ Barbara J. Duganier	Director	December 29, 2021
Barbara J. Duganier

/s/ Donna E. Epps	Director	December 29, 2021
Donna E. Epps

/s/ Dana F. McGinnis	Director	December 29, 2021
Dana F. McGinnis

/s/ John R. Norris III	Director	December 29, 2021
John R. Norris III

	Director	December , 2021
Eric L. Oliver

/s/ Murray Stahl	Director	December 29, 2021
Murray Stahl